NEW JERSEY DEPARTMENT OF TREASURY
DIVISION OF REVENUE, BUSINESS GATEWAY SERVICES

Certificate of Inc. (Profit)
Creative Beauty Supply of New Jersey Corporation
0400039640

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey State Law of 10/01/2003 and was assigned
identification number 0400039640.   Following are the articles that
constitute its original certificate.

1.	Name:
CREATIVE BEAUTY SUPPLY OF NEW JERSEY CORPORATION

2.	The Registered Agent:
CARMINE CATIZONE

3.	The Registered Office:
380 TOTOWA ROAD
        TOTOWA, NJ 07512

4.	Business Purpose:
General, For Any Lawful Purpose Under N.J.S.A. 14A:1-1 et seq.

5.	Stock:
110,000,000

6.	If applicable, set forth the designation of each class of
shares, the number in each and a statement of the relative rights, preferences and limitations:
THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE
THE AUTHORITY TO ISSUE IS 110,000,000 SHARES.   ONE HUNDRED
MILLION SHARES SHALL BE DESIGNATED COMMON STOCK AND SHALL HAVE
A PAR VALUE OF .001.   TEN MILLION SHARES SHALL BE DESIGNATED
PREFERRED STOCK AND SHALL HAVE A PAR VALUE OF .001 PER SHARE.

 7. If applicable, set forth a statement of authority vested in the board to divide the shares into classes or series of both and to determine or changing their designation, number relative rights, preferences and limitations:
     THE BOARD OF DIRECTORS OF THE CORPORATION IS AUTHORIZED TO ESTABLISH SUCH SERIES, TO FIX AND DETERMINE THE VARIATIONS AND
THER ELATIVE RIGHTS AND PREFERENCES AS BETWEEN SERIES, AND TO THEREAFTER ISSUE SUCH STOCK FROM TIME TO TIME.

8.	 First Board of Directors:
CARMINE CATIZONE
380 TOTOWA ROAD
TOTOWA, NJ 07512

9.	 Incorporators:
    CARMINE CATIZONE
    380 TOTOWA ROAD
    TOTOWA, NJ 07512

10. The Main Business Address:
    380 TOTOWA ROAD
    TOTOWA, NJ 07512

    Signatures:
    CARMINE CATIZONE


IN TESTIMORNY WHEREOF, I have hereunto set my hand and affixed my
Official Seal at Trenton, this 10/02/2003

John E. McCormac, CPA
Treasurer of the State of New Jersey